As filed with the Securities and Exchange Commission on January 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVINGER, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	20-8873453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Chesapeake Drive

Redwood City, California 94063

(650) 241-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey M. Soinski

Chief Executive Officer

Avinger, Inc.

400 Chesapeake Drive

Redwood City, California 94063

(650) 241-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip H. Oettinger Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Timothy R. Curry Ruben A. Garcia Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3939

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-201322

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.001 par value per share	442,309 shar	es	$13.00	$5,750,017	$668

(1)          Represents only the additional number of shares being registered and includes 57,693 additional shares that the underwriters have the option to purchase.  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-201322).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $74,307,674 on a Registration Statement on Form S-1 (File No. 333-201322), which was declared effective by the Securities and Exchange Commission on January 29, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,750,017 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Avinger, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-201322) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 29, 2015, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on the 29th day of January, 2015.

AVINGER, INC.

By:	/s/ JEFFREY M. SOINSKI
Jeffrey M. Soinski Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY M. SOINSKI	Chief Executive Officer (Principal Executive Officer); Director	January 29, 2015
Jeffrey M. Soinski

/s/ MATTHEW B. FERGUSON	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	January 29, 2015
Matthew B. Ferguson

*	Director	January 29, 2015
Donald A. Lucas

*	Executive Chairman of the Board of Directors; Director	January 29, 2015
John B. Simpson, Ph.D., M.D.

*	Director	January 29, 2015
James B. McElwee

*	Director	January 29, 2015
James G. Cullen

Signature		Title	Date

*		Director	January 29, 2015
Thomas J. Fogarty

*By:	/s/ JEFFREY M. SOINSKI
Jeffrey M. Soinski Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1(1)	Power of Attorney

(1)                   Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-201322), originally filed with the Securities and Exchange Commission on January 20, 2015 and incorporated by reference herein.